CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                   EXHIBIT 10.27

                    DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

      This DEVELOPMENT, LICENSE, AND SUPPLY AGREEMENT (the "Agreement") is entered into as of the 16th day of October, 2000 (the "Effective Date") by and between GEN-PROBE INCORPORATED, a Delaware corporation having a principal place of business at 10210 Genetic Center Drive, San Diego, California 92121 ("Gen-Probe"), and KMC SYSTEMS, INC., a Delaware corporation having a principal place of business at 220 Daniel Webster Highway, Merrimack, New Hampshire ("KMC"), with reference to the following:

                                    RECITALS

      WHEREAS, Gen-Probe designs, develops and markets medical diagnostic products;

      WHEREAS, KMC is in the business of designing, developing and manufacturing medical instruments;

      WHEREAS, Gen-Probe previously entered into design and manufacturing agreements with the Rela division of Colorado MEDtech, Inc. ("Rela") to have Rela design and develop an automated instrument, sometimes referred to as the "TIGRIS Instrument", for the processing and detection of DNA/RNA probe-based assays intended for use in diagnostic and blood screening applications;

      WHEREAS, as an interim measure in anticipation of the negotiation of this Agreement, Gen-Probe and KMC executed a Memorandum of Understanding, as of October 20, 2000, concerning the design and manufacture of the Instrument (as hereinafter defined); and

      WHEREAS, Gen-Probe desires to have KMC complete certain aspects of the design of the Instrument as set forth in the Project Plan (as hereinafter defined), as such Project Plan may be modified from time to time hereafter in accordance with this Agreement, under Gen-Probe's direction and control, and to thereafter manufacture the Instrument, on a shared basis, all in accordance with the terms and subject to the conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement, the following words and phrases shall have the following respective meanings:

      1.1 "Affiliate" means, with respect to a party, any person, corporation or other business entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a party. For this purpose, control of a corporation or other business entity shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in, or a fifty percent (50%) or greater interest in the equity of, such corporation or other business entity.

      1.2 "Bill of Materials" shall have the meaning assigned to it in Section 6.2.

      1.3 "cGMP" means current good manufacturing practices, including without limitation the FDA's Quality System Regulations pursuant to Title 21 of the United States Code of Federal Regulations, Part 820, as applicable to the manufacture of a Class 2 medical instrument to gain 510(k) approval by the FDA.

      1.4 "Design Engineering Phase" shall have the meaning assigned to it in
Section 3.1

      1.5 "Design Scope Change" shall have the meaning assigned to it in Section 3.9.

      1.6 "Engineering Change Orders" or "ECO" shall have the meaning assigned to it in Section 3.10.

      1.7 "FDA" means the United States Food and Drug Administration or any successor agency thereof.

      1.8 "Gen-Probe Know-How" means any and all Information controlled by Gen-Probe that is both: (i) disclosed to KMC by Gen-Probe under this Agreement (all such disclosures to be at Gen-Probe's sole discretion); and (ii) proprietary to Gen-Probe at the time of its disclosure to KMC.

      1.9 "Gen-Probe Patents" means all Patent Rights controlled by Gen-Probe that are necessary and/or useful for the work to be performed by KMC under this Agreement.

      1.10 "Gen-Probe Technology" means the Gen-Probe Patents and Gen-Probe Know-How.

      1.11 "Information" means any data, results, formulas, procedures, processes, unpatented inventions, information, know-how, trade secrets, techniques, methods, development, material, or compositions of matter of any type or kind.

      1.12 "Instrument" means the automated instrument sometimes referred to by Gen-Probe as the TIGRIS Instrument, for the processing and detection of DNA/RNA probe-based assays intended for use in diagnostic and blood screening applications, the design of which was commenced by Rela and will be modified and completed by KMC pursuant to this Agreement. "Instrument" includes future upgrades, modifications and derivatives.

      1.13 "Long-Lead Materials" shall have the meaning assigned to it in
Section 6.2.

      1.14 "MTBF" means mean time between failures of an Instrument. A failure is considered to occur when the Instrument fails to operate in a satisfactory manner and/or cannot produce satisfactory test results, and intervention by the operator is required to return the Instrument to operation.

      1.15 "Patent Right" means: (i) an issued and existing letters patent, including any extensions, supplemental protection certificates, registrations, confirmations, reissues, reexaminations or renewals thereof; (ii) applications, including any provisional applications, converted provisional applications, continuing prosecution applications and continuation, divisional, substitution, or continuation-in-part applications thereof, for any of the foregoing; and
(iii) all counterparts to any of the foregoing issued by or filed in any country or other jurisdiction.

      1.16 "Pilot Instruments" shall have the meaning assigned to it in Section 5.1.

      1.17 "Pilot Scope Changes" shall have the meaning assigned to it in
Section 5.3.

      1.18 "Pilot Production Phase" shall have the meaning assigned to it in
Section 5.1.

      1.19 "Product Requirements Document" or "PRD" means the specifications and other requirements for Instruments, as set forth in Exhibit 7.

      1.20 "Production Instruments" shall have the meaning assigned to it in
Section 6.1.

      1.21 "Production Phase" shall have the meaning assigned to it in Section 6.1.

      1.22 "Project Plan" means the tasks and schedules set forth in Exhibit 1 and modifications, additions, or deletions thereto which are made from time to time hereafter in accordance with the provisions of Section 3.10.

      1.23 "Pro-Rated Discount Reimbursement" shall mean the pro-rated total of the aggregate dollar amount of the following discounts provided hereunder by
KMC:

            (a) any discount actually applied pursuant to Section 3.9 during the Design Engineering Phase;

            (b) the Transition Phase discount of 33.5% shown on Exhibit 2, to the extent actually applied, together with any overrun discounts actually applied pursuant to Section 4.6 during the Transition Phase; and

            (c) the Pilot Production Phase discount shown on Exhibit 2, to the extent actually applied.

The discounts shall be pro-rated by multiplying the total actual dollar amounts of discounts determined as above, by the difference (stated as a percentage) of (1-(Y/100)), where "Y" is the number of completed Production Instruments for which Gen-Probe has paid (or pays) KMC the full Transfer Price.

      1.24 "Purchase Order Cancellation Charges" shall mean the aggregate dollar amount of the following charges related solely to the cancellation, in connection with a termination of this Agreement permitted by Article 15, of all outstanding pending Gen-Probe purchase orders and Long-Lead Materials and other parts authorizations issued pursuant to Sections 6.2 and 6.3, at the following rates: (i) non-returnable parts and material in stock, at KMC's full cost, including general and administrative overhead; (ii) partially-built Production Instruments, at the Transfer Price rate determined under Section 6.8 times the percentage each such Production Instrument has been completed; (iii) for complete Production Instruments, at the Transfer Price determined under Section 6.8; (iv) KMC labor costs directly and solely related to such termination (including, but not limited to, working with vendors, packing items for shipment, and production cell tear-down) at KMC's then full normal and customary rates, including profit; and (v) any other direct costs incurred by KMC as a sole result of such termination (including without limitation vendor cancellation fees or non-cancelable vendor commitments) at the actual cost to KMC.

      1.25 "Scope Changes" shall mean Design Scope Changes, Transition Scope Changes and/or Pilot Scope Changes.

      1.26 "Transition Phase" shall have the meaning assigned to it in Section 4.1.

      1.27 "Transition Scope Changes" shall have the meaning assigned to it in
Section 4.6.

      1.28 "Unrecouped Cost Reduction Service Charges" shall mean all non-recurring expenses related solely to cost reduction services by KMC pursuant to Section 6.14 that KMC has actually incurred and not recouped pursuant to
Section 6.14.

      1.29 "Work Statement" shall have the meaning assigned to it in Section
3.10.

                                   ARTICLE II

                                  LICENSE GRANT

      Gen-Probe hereby grants to KMC a non-exclusive license, without the right to sublicense, under the Gen-Probe Technology solely to design, use, make, or have made, Instruments pursuant to the terms of this Agreement. No other rights in the Gen-Probe Technology are granted to KMC.

                                   ARTICLE III

                               DESIGN ENGINEERING

      3.1 Purpose. The purpose of the work described in this Article III (the "Design Engineering Phase") is to permit KMC to acquire detailed information about the Instrument design and development effort prior to the Effective Date and to then complete the hardware design effort (initially in accordance with the Project Plan tasks identified in Exhibit 1), including hardware design services that may be required in connection with integration of software and chemistry. The initial goal of the Design Engineering Phase will be to identify and, subject to the Scope Change provisions of Section 3.10 and the provisions of Section 3.3, to resolve all hardware performance issues in order to achieve an overall MTBF of [***] while maintaining existing Instrument functionality. Subject to the Scope Change provisions of Section 3.10 and the provisions of
Section 3.3, the ultimate goal of KMC's Design Engineering Phase activities will be to enable the Production Instrument to meet Gen-Probe's final requirements for the Instrument, to be determined in the course of Instrument development. The parties recognize that the Project Plan annexed hereto as Exhibit 1 may need to be amended from time to time and Design Scope Changes may be required in order to improve Instrument functionality and/or reliability and to accomplish the purpose and achieve the goals of the Design Engineering Phase.

      3.2 Instrument Requirements. The Instrument requirements, including without limitation the specifications, are set forth in the Product Requirements Document. Gen-Probe shall have the sole right to amend the PRD, in its sole discretion, during the term of this Agreement. While KMC shall make recommendations throughout this project with regard to the PRD, the final approval thereof shall be Gen-Probe's; provided, however, that such right of approval shall not relieve KMC of its duty to perform its services hereunder in a workmanlike manner.

      3.3 Hardware Design and Verification. KMC will use its best efforts to successfully complete all hardware engineering design necessary to achieve the goals of Section 3.1 and the PRD (it being recognized by the parties, however, that despite such best efforts certain goals may not be achieved). The parties recognize that the Project Plan may need to be amended from time to time and Design Scope Changes may be required in order to complete hardware engineering design. As part of the Design Engineering Phase, KMC shall be responsible for and accomplish

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

hardware verification. KMC shall use good workmanship in performing all Design Engineering Phase activities. KMC shall conduct its activities in accordance with the design control sections of cGMP and ISO 9001.

      3.4 Integration and Validation. Gen-Probe shall perform, directly or through subcontractors selected and retained by it, all chemistry work related to the Instrument. Gen-Probe shall also perform, directly or through subcontractors selected and retained by it, all software development related to the Instrument and shall provide KMC with periodic software updates. KMC shall assist Gen-Probe as requested in developing plans for validation of software related to the Instrument and shall undertake such other software validation activities as specifically requested by Gen-Probe. Services rendered by KMC in connection with software validation shall be deemed a Design Scope Change and arranged by the parties pursuant to the provisions of Section 3.10.

      3.5 Coordination. Gen-Probe and KMC will closely cooperate to achieve the goals of the Design Engineering Phase. The parties will set up a supervisory board to coordinate Design Engineering Phase activities. The initial representatives of each party to the supervisory board are as follows: For KMC:
Pat McNallen, Frank Palowski, and Real Modore; For Gen-Probe: Niall Conway, Walt Bochenko, Graham Lidgard, and Mat Longiaru. The supervisory board will meet quarterly. The supervisory board shall also coordinate Transition Phase and Production Phase activities, as set forth below.

      3.6 KMC Project Team. KMC shall assign the project team identified on
Exhibit 3 to the Design Engineering Phase and such team shall be made available for as much time as necessary to accomplish successful execution of the Design Engineering Phase. Such team personnel shall remain assigned to the project team while employed by KMC unless KMC and Gen-Probe agree otherwise in writing. In the event of a significant interruption of this phase, KMC shall give Gen-Probe the option of maintaining the availability of KMC's project team, at Gen-Probe's expense. The parties recognize that as a result of Design Scope Changes, and other Scope Changes and related activities, it may be advisable to change and/or add certain project team personnel for the Design Engineering Phase. Gen-Probe agrees to not unreasonably withhold its consent to any such changes or additions.

      3.7 Project Plan; Schedule. KMC will generally execute the Design Engineering Phase in accordance with the Project Plan and will use its best efforts to meet the schedule set forth in the Project Plan, subject to Design Scope Changes, which currently provides for completion of the Design Engineering Phase activities no later than [***]. KMC shall use all reasonable commercial efforts to carry out the Design Engineering Phase work set forth in Design Scope Changes. KMC shall provide Gen-Probe with regular periodic reports, no less than every two (2) weeks, stating the current status of the Design Engineering Phase, describing the current status of the key components of the Instrument, and updating the Project Plan.

      3.8 Payments; Invoices. KMC shall perform the Design Engineering Phase effort on a time and materials basis. KMC shall invoice Gen-Probe monthly. KMC shall bill its Design Engineering Phase services at the hourly rates set forth on Exhibit 2. Travel expenses incurred by KMC will be invoiced to Gen-Probe at cost. Any third parties retained by KMC shall be

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

invoiced to Gen-Probe at their actual cost to KMC, plus [***]. The charges invoiced by KMC under this Agreement are sometimes referred to herein as "costs." Gen-Probe shall pay KMC's invoices within thirty (30) days of delivery of each invoice. Gen-Probe shall have the right to review KMC's records with regard to all invoiced charges (it being agreed, however, that any such review shall not relieve Gen-Probe from its obligation to pay KMC's invoices within thirty (30) days and, further, that payment by Gen-Probe shall not waive Gen-Probe's right to subsequently contest KMC's charges).

      3.9 Cost Estimate. KMC estimates that the cost of its Design Engineering Phase services, for the specific Project Plan tasks initially identified in
Exhibit 1, to be approximately [***]. KMC shall use all reasonable commercial efforts to keep costs within this estimate; provided, however, that the parties acknowledge and agree that because this project entails, among other things, completion of a design and development effort commenced by a third party, which design is presently substantially below the above-mentioned MTBF goal, it may be necessary for: (a) KMC to provide services beyond the specific Project Plan tasks initially identified in Exhibit 1 in order to complete the design and achieve the MTBF goal and other goals of Gen-Probe to the satisfaction of Gen-Probe; and (b) Gen-Probe to change the specifications of the Product Requirements Document. All changes and additions to the Design Engineering Phase services initially identified in the Project Plan (other than non-material changes or additions to the Project Plan tasks) shall be agreed upon by the parties pursuant to Section 3.10 as "Design Scope Changes." KMC shall provide Gen-Probe with regular periodic reports, no less than monthly, stating the then-current aggregate costs of the Design Engineering Phase (including Design Scope Changes) and updating KMC's estimate of the costs to be incurred. If Design Engineering Phase costs exceed the sum of KMC's original [***] estimate plus the estimated cost of Design Scope Changes (the "Revised Design Estimate") by more than twenty five percent (25%), [***]. If Design Engineering Phase costs are projected to or in fact exceed the Revised Design Estimate by more than [***]. If the excess costs referred to in the immediately preceding sentence result from KMC's error or omission in the estimating process Gen-Probe's sole remedies against KMC shall be Gen-Probe's right to take the above cost estimate overrun discounts and Gen-Probe's right to so terminate this Agreement, and KMC shall have no other liability to Gen-Probe.

      3.10 Scope Changes. During any phase of the Project Plan, the parties may by agreement approve Scope Changes and modify the Project Plan in order to achieve the design, transition and production goals of Gen-Probe (as the case may be), changes in the specifications and other elements of the PRD, Instrument improvement, quality improvement, cost reduction, and/or other changes in the Project Plan tasks initially identified in Exhibit 1, on the following terms:

            (a) Work Statements. During the term of this Agreement, KMC may propose, and Gen-Probe may request, Scope Changes by delivering to the other party a proposed "Work Statement." A "Work Statement" shall mean a proposal of KMC or a purchase order of

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gen-Probe, or another written document labeled as a "Work Statement" that contains the following information: a description of the services to be performed and deliverables; the estimated cost of such services and the proposed payment schedule; the name of the person(s) who will be the points of contact under the Work Statement for each party; the estimated time schedule for performance and delivery of the deliverables; whether the proposed deliverables could be incorporated into existing Pilot Instruments pursuant to the retrofit provisions of Section 5.7, and completion and acceptance criteria. In addition, when applicable, a Work Statement may include: provisions for written and/or oral progress reports by KMC; detailed functional and technical specifications and standards for all services and deliverables, including quality standards; documentation standards; test plans; provisions for an analysis of the specific effect of the Scope Change on the schedule, cost of materials, and the Transfer Price of the Instrument.

            (b) Agreement on Compensation and Other Terms. Upon receipt of a proposed Work Statement, the parties shall meet and negotiate to agree upon mutually acceptable terms and conditions for an agreed Work Statement. The parties may agree to use one of the following pricing mechanisms, or such other pricing mechanism as may be mutually agreed upon: fixed price; time-and-materials (at KMC's current rates at the time the work is performed); or time and materials subject to fixed ceiling (KMC agreeing to use all reasonable effort to complete the specified services and/or deliverables within the ceiling).

            (d) Performance. Upon the parties' agreement to and execution of a Work Statement, KMC shall use all commercially reasonable efforts to provide the design and development services and other deliverables set forth in the Work Statement in accordance with the time schedule and other provisions of the Work Statement. The parties' agreement to contract for and provide such services and deliverables shall be governed by the Work Statement and this Agreement, as applicable.

            (e) Modification of Production Specifications and Acceptance Test Procedures. Upon completion of any redesign work under a Work Statement, the Instrument specifications shall be modified accordingly. Within ten (10) working days of the completion of any such redesign work, KMC shall deliver to Gen-Probe KMC's proposal for changes to the acceptance test procedures.

            (f) Engineering Change Orders. Engineering changes suggested by KMC in the ordinary course of production shall be distinguished from the redesign work described in subsections (a) through (e), above. The manufacturing quality plan to be prepared by KMC and approved by Gen-Probe will establish a process for prompt evaluation and implementation of engineering changes in the course of production through means of Engineering Change Orders ("ECOs"). All ECOs must be approved by Gen-Probe in writing. It is the intent of the parties that the ECO process be one which permits expedited response to the circumstances giving rise to the ECO. Gen-Probe recognizes that the ECO process may require changes in nonrecurring engineering charges, production schedules and/or material costs and the Transfer Price of the Instrument.

                                   ARTICLE IV

                                TRANSITION PHASE

      4.1 Purpose. The purpose of the work described in this Article IV (the "Transition Phase") will be to establish manufacturing processes and manufacturing facilities at KMC in order to commence production of the Instrument (initially in accordance with the Project Plan tasks identified in Exhibit 1). The security of KMC's manufacturing facilities shall be adequate to protect Gen-Probe's Confidential Information (as hereinafter defined). KMC shall be responsible for the successful completion of all Transition Phase activities in accordance with the terms and subject to the conditions of this Agreement. The parties recognize that the Project Plan annexed hereto as Exhibit 1 may need to be amended from time to time and Transition Scope Changes may be required, pursuant to the Scope Change provisions of Section 3.10, in order to accomplish the purpose and achieve the goals of the Transition Phase. KMC shall use good workmanship in performing all Transition Phase activities.

      4.2 KMC Project Team. KMC shall assign the key members of the project team identified on Exhibit 3 to the Transition Phase and such team shall be made available for as much time as necessary to accomplish successful execution of the Transition Phase. Such key members of the team shall remain assigned to the project team while employed by KMC unless KMC and Gen-Probe agree otherwise in writing. In the event of a significant interruption of this project, KMC shall give Gen-Probe the option of maintaining the availability of KMC's project team, at Gen-Probe's expense. The parties recognize that as a result of Transition Scope Changes, other Scope Changes, and related activities, it may be advisable to change and/or add certain project team personnel for the Transition Phase. Gen-Probe agrees to not unreasonably withhold its consent to any such changes or additions.

      4.3 Project Plan; Schedule. KMC will generally execute all Transition Phase activities in accordance with the Project Plan and shall use all reasonable commercial efforts to meet the schedule set forth in the Project Plan, subject to Transition Scope Changes, which currently provides for completion of Transition Phase activities by [***]. KMC shall use all reasonable commercial efforts to minimize the time needed to complete the Transition Phase; provided, however, that Scope Changes and changes to the specifications of the PRD, as well as other agreed upon factors, could result in material changes or additions to the Project Plan tasks. After the Transition Phase begins, KMC shall provide Gen-Probe with regular periodic reports, no less than every two
(2) weeks, stating the current status of the Transition Phase and updating the Project Plan.

      4.4 Payments; Invoices. KMC shall perform the Transition Phase on a time and materials basis at the rates set forth on Exhibit 2. Invoice and payment for services and materials provided by KMC in the Transition Phase will be handled in the same manner as the Design Engineering Phase pursuant to Section 3.8. Gen-Probe shall have the right to review KMC's records with regard to all invoiced charges (it being agreed, however, that any such review shall not relieve Gen-Probe from its obligation to pay KMC's invoices within thirty (30) days and, further, that payment by Gen-Probe shall not waive Gen-Probe's right to subsequently contest KMC's charges).

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      4.5 Tooling Costs. During the Transition Phase, KMC will acquire tooling for production of Instruments as agreed upon by the parties. Gen-Probe shall pay KMC, within thirty (30) days of delivery of invoices for all such tooling actually acquired by KMC, at a rate equal to KMC's actual cost plus [***]. Upon payment by Gen-Probe of the cost of such tooling, the tooling and related assembly drawings shall be the sole property of Gen-Probe.

      4.6 Cost Estimate. KMC estimates that the cost of its Transition Phase services for the specific Project Plan tasks initially identified in Exhibit 1 to be approximately [***]. KMC shall use all reasonable commercial efforts to minimize the costs of its Transition Phase activities; provided, however, that Scope Changes, changes to the specifications of the PRD, as well as other agreed upon factors could result in material changes or additions to the above-referenced specific Project Plan tasks (such changes and additions to the Transition Phase services are referred to as "Transition Scope Changes"). KMC shall provide Gen-Probe with regular periodic reports, no less than monthly, stating the then-current aggregate costs of KMC's Transition Phase activities (including Transition Scope Changes) and updating KMC's estimate of the costs to be incurred. KMC's charges for its Transition Phase services in excess of the sum of KMC's original [***] cost estimate plus the cost of the Transition Scope Changes (the "Revised Transition Estimate") shall be allocated between the parties as follows:

Overrun as a % of Revised Transition Estimate                        Sharing Ratio
---------------------------------------------                        -------------
10%                                                                  [***]
10.1% - 20%                                                          [***]
20.1% - 30%                                                          [***]
30.1% - 40%                                                          [***]
40.1% - 50%                                                          [***]

      The [***] for Transition Phase labor charges, set forth in Exhibit 2, shall be applied in calculating and charging excess Transition Phase costs for purposes of the sharing ratios set forth above.

                                    ARTICLE V

                             PILOT PRODUCTION PHASE

      5.1 Purpose. The purpose of the work described in this Article V (the "Pilot Production Phase") will be to manufacture eight (8) pilot versions of the Instruments (the "Pilot Instruments") and to prepare to proceed with the manufacture of Production Instruments pursuant to Article VI, initially in accordance with the Project Plan tasks identified in Exhibit 1. KMC shall be responsible for manufacturing the Pilot Instruments in accordance with the terms and subject to the conditions of this Agreement. The parties recognize that the Project Plan annexed hereto as Exhibit 1 may need to be amended from time to time and Pilot Scope Changes may be required, pursuant to the Scope Change provisions of Section 3.10, in order to accomplish the purpose and achieve the goals of the Pilot Production Phase.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      5.2 KMC Project Team. KMC shall assign the key members of the project team identified on Exhibit 3 to the Pilot Production Phase and such team shall be made available for as much time as necessary to accomplish successful execution of the Pilot Production Phase. Such key members shall remain assigned to the project team while employed by KMC unless KMC and Gen-Probe agree otherwise in writing. In the event of a significant interruption of the project, KMC shall give Gen-Probe the option of maintaining the availability of KMC's project team, at Gen-Probe's expense. The parties recognize that as a result of Pilot Scope Changes, and the other Scope Changes, and related activities, it may be advisable to change and/or add certain project team personnel for the Pilot Production Phase. Gen-Probe agrees to not unreasonably withhold its consent to any such changes or additions.

      5.3 Project Plan; Schedule. KMC will generally execute all Pilot Production Phase activities in accordance with the Project Plan tasks initially set forth in Exhibit 1 and shall use all reasonable commercial efforts to meet the schedule set forth in the Project Plan, subject to Pilot Scope Changes, which currently provides for manufacture of Pilot Instruments to begin February 12, 2001, to be delivered commencing March 16, 2001. As currently scheduled, KMC shall deliver the next three (3) Pilot Instruments to Gen-Probe by April 10, 2001. KMC shall use all reasonable commercial efforts to minimize the time needed to complete the remaining four (4) Pilot Instruments and to meet the schedule set forth in the Project Plan; provided, however, the parties recognize that (a) the timing of production of Pilot Instruments will depend, in part, on KMC's receipt of parts and components as described in Section 5.4 and that the current Project Plan schedule is based on KMC's receipt of such parts and components not later than November 21, 2000, and (b) Scope Changes, changes to the specifications of the PRD, as well as other agreed upon factors could result in material changes or additions to the above-referenced specific Project Plan tasks and schedule (such changes and additions to the Pilot Production Phase services are referred to as "Pilot Scope Changes"). After production of the Pilot Instruments begins, KMC shall provide Gen-Probe with regular periodic reports, no less than every two (2) weeks, stating the current status of the Pilot Production Phase and updating the Project Plan.

      5.4 Delivery of Parts and Component Systems. Gen-Probe shall deliver to KMC, without charge to KMC, eight (8) sets of the parts and components systems necessary for production of the Pilot Instruments. In order for KMC to meet the current milestone dates set forth in the Project Plan for the first four (4) Pilot Instruments to be assembled during the Pilot Production Phase, it will be necessary for Gen-Probe to obtain and supply to KMC, no later than [***], all of the parts and component systems necessary for the assembly of four (4) Pilot Instruments. If Gen-Probe is unable to deliver the four (4) parts sets by [***], the assembly dates set forth in the Project Plan shall be adjusted to compensate for the delayed delivery. If Gen-Probe is unable to deliver the second group of four (4) parts sets by [***], the assembly dates set forth in the Project Plan shall be adjusted to compensate for the delayed delivery.

      5.5 Payments; Invoices. KMC shall build the eight (8) Pilot Instruments on a time and materials basis. Gen-Probe shall pay KMC for the Pilot Instruments at the labor rates and discount set forth on Exhibit 2 based on the hours of such work actually performed by KMC. Based upon the current scope of the Project Plan tasks identified in Exhibit 1, and the timely delivery of all parts and component systems, without charge to KMC, KMC estimates that the

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cost of each Pilot Instrument will be approximately [***]. The parties recognize that the Project Plan may need to be amended from time to time and Pilot Scope Changes may be required, pursuant to the Scope Change provisions of Section
3.10, in order to accomplish the purpose and achieve the goals of the Pilot Production Phase and that the current cost estimate may change as a result. KMC shall use all reasonable commercial efforts to manage costs within such estimate. KMC shall provide Gen-Probe with regular periodic reports, no less than monthly, stating the then-current projected costs of the Pilot Instruments and updating KMC's estimate of the costs to be incurred. Gen-Probe shall pay KMC's invoices within thirty (30) days of delivery of invoice. Gen-Probe shall have the right to review KMC's records with regard to all invoiced charges (it being agreed, however, that any such review shall not relieve Gen-Probe from its obligation to pay KMC's invoices within thirty days and, further, that payment by Gen-Probe shall not waive Gen-Probe's right to subsequently contest KMC's charges).

      5.6 Instrument Specifications and Quality Standards. The parties' objective is that Pilot Instruments will be manufactured to the same FDA QSR configuration control standards as Production Instruments. KMC shall use good workmanship in performing all Pilot Production Phase activities and the Pilot Instruments shall meet the applicable quality and regulatory requirements of
Article VII. The parties acknowledge that the PRD will not have been finalized before KMC begins to assemble Pilot Instruments pursuant to the terms of this
Article V. KMC shall use its best efforts to assemble the Pilot Instruments in accordance with the configuration of PR 30, as previously prescribed by Rela, together with those additional Design Engineering changes described in Exhibit 1; provided, also, that KMC shall use its best efforts to achieve modifications that may be adopted pursuant to the Scope Change provisions of Section 3.10. KMC shall advise Gen-Probe if KMC concludes that any Design Engineering change described in Exhibit 1 or any Scope Change cannot be incorporated into a Pilot Instrument, and in that event Gen-Probe will decide, in its sole discretion, whether to proceed with assembly of such Pilot Instrument. Gen-Probe may also, at its sole discretion, defer assembly of any Pilot Instrument if Gen-Probe concludes that such delay is appropriate in order to increase Instrument reliability prior to assembly of any Pilot Instrument. KMC shall develop, subject to Gen-Probe's review and approval (which approval or rejection shall be in its sole discretion), preliminary acceptance test procedures (the "Preliminary ATP") that each Pilot Instrument must pass before shipment by KMC.

      5.7 Retrofit. KMC represents, to the best of its knowledge as of the date of execution of this Agreement, that the Pilot Instruments, when assembled in accordance with Section 5.6, will be capable of being retrofitted once the final PRD and final hardware specifications are approved. Upon Gen-Probe's request and at Gen-Probe's sole option, KMC shall use its best efforts to retrofit any or all Pilot Instruments, on a time and materials basis at KMC's then standard rate, to meet the requirements of the final PRD and final hardware specifications.

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                                   ARTICLE VI

                                PRODUCTION PHASE

      6.1 Manufacturing. KMC shall be responsible for manufacturing the Instruments ordered by Gen-Probe (the "Production Instruments") as set forth in the Project Plan and in this Article VI (the "Production Phase").

      6.2 Initial Long-Lead Materials. In order to meet its desired production schedule for its initial order of the Production Instruments, Gen-Probe must provide KMC with authorization not later than [***] to purchase those materials that require long lead times to produce ("Long-Lead Materials") for twenty (20) Production Instruments. The parties shall discuss in good faith and determine in writing no later than [***] which Production Instrument materials are Long-Lead Materials. Gen-Probe acknowledges that the design and specifications for the Instrument may not be finalized by [***] and, accordingly, some of the ordered Long-Lead Materials may not be useable for Production Instruments. Gen-Probe agrees to bear the full commercial and economic risk that any such Long-Lead Materials ordered by KMC may not be useable. KMC shall place for bid with its vendors, no later than [***], the order for all other materials (in addition to the Long-Lead Materials specified above) necessary to manufacture the Production Instruments pursuant to the currently outstanding PRD (the Long-Lead Materials and all such other materials are collectively referred to as the "Bill of Materials").

      6.3 Forecasts and Purchase Orders. Not later than [***], Gen-Probe shall provide KMC with its initial twelve-month forecast of Gen-Probe's reasonably anticipated requirements for the number of Production Instruments to be delivered by KMC during such twelve-month period. Such forecast shall be updated each six months thereafter during the term of this Agreement for the then succeeding twelve-month period. KMC shall provide Gen-Probe with a definitive and final quote for the Bill of Materials (based upon Gen-Probe's PRD) for 20-unit and 100-unit ordering increments by [***]. Not later than [***], Gen-Probe shall deliver to KMC its binding purchase order for the initial six-month period commencing with the delivery of the first Production Instrument (currently anticipated to be on or about [***]) and, subject to the provisions of Section 6.8 below, establishing the schedule for delivery of such Production Instruments. Not later than delivery of each forecast after the initial forecast, Gen-Probe shall provide KMC with its purchase order for the six-month period commencing six months thereafter.

      6.4 Ordering and Payment for Parts. Gen-Probe shall be deemed to authorize KMC to purchase parts comprised within the then current Bill of Materials by delivering its purchase orders for Production Instruments (such parts being referred to hereafter as the "Authorized Parts"). Prior to accepting Gen-Probe's purchase order, (i) KMC will inform Gen-Probe of the estimated cost of the Authorized Parts, (ii) KMC and Gen-Probe shall agree upon the delivery schedule for the Production Instruments incorporating the Authorized Parts, and (iii) KMC will provide Gen-Probe with KMC's schedule for commitment to vendors and receipt of Authorized Parts in connection with the agreed delivery schedule.

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            In placing its orders with vendors for Authorized Parts KMC shall use its best efforts to arrange "just in time" delivery of Authorized Parts consistent with the agreed delivery schedule. KMC shall negotiate terms with vendors that provide the most advantageous quantity discounts from vendors based on each accepted Gen-Probe purchase order. Subject to Gen-Probe's desires respecting quantity discounts referred to in the immediately preceding sentence and in the provisions of Section 6.11 hereof, KMC shall also use its best efforts to obtain terms from vendors that permit prospective cancellation of orders for Authorized Parts prior to their delivery to KMC. If there are trade-offs between quantity discounts and the right to cancel, KMC will notify Gen-Probe and Gen-Probe will elect between the alternatives.

            KMC shall use its best efforts to reasonably use parts transferred to KMC from Colorado MEDtech, Inc. in assembling Production Instruments. As Gen-Probe has previously paid Colorado MEDtech for such parts, the parties will agree on method by which such parts can be tracked and accounted for when incorporated into Production Instruments.

      Nothing contained in this Section 6.4 herein shall modify the provisions of Section 6.11 of this Agreement ("Transfer Price").

      6.4.1 Contemporaneous Payment. If Gen-Probe does not provide either a letter of credit, surety bond, or financial guarantee bond pursuant to Sections
6.5 in connection with any of its purchase orders for Production Instruments, KMC will invoice Gen-Probe for the actual cost of Authorized Parts at the time it orders such Authorized Parts from third party vendors. Gen-Probe shall pay such KMC's invoices within fifteen (15) days of receipt of invoice. If Gen-Probe does not pay the invoice within fifteen (15) days of receipt, then, without limiting any other rights and remedies that may be available to KMC under this Agreement, at law or in equity, KMC will be entitled to cancel the Authorized Parts orders made with third party vendors (it being agreed, however, that Gen-Probe shall not be liable for cancellation charges, if any, imposed by third-party vendors as a result of such cancellations).

      6.4.2 Letter of Credit. If Gen-Probe provides KMC with a letter of credit pursuant to Section 6.5, Gen-Probe will not be required to pay for Authorized Parts until the earlier of (i) delivery of Production Instruments incorporating such parts (by payment of the invoice for such Production Instruments pursuant to Section 6.16) or (ii) eleven (11) months from the date KMC ordered such Authorized Parts. At Gen-Probe's sole option, the parties will implement the parts delivery, billing, and payment terms described in Section 6.4.3 below for use in circumstances where Gen-Probe has provided a letter of credit.

      6.4.3 Surety Bond. If Gen-Probe provides KMC with a surety bond or financial guarantee bond pursuant to Section 6.5, then upon KMC's actual receipt of Authorized Parts from third party vendors on a "just in time" basis, but in no event more than sixty (60) days prior to the scheduled delivery of the Production Instruments incorporating such parts (other than those parts set forth in Exhibit 9 annexed hereto) KMC will invoice Gen-Probe for the actual cost of such Authorized Parts. As to the parts set forth in Exhibit 9 ("the
Exhibit 9 Parts"), KMC will invoice Gen-Probe for the actual cost of such Authorized Parts upon KMC's actual receipt of

Authorized Parts from third party vendors on a "just in time" basis, but in no event more than one hundred twenty (120) days prior to the scheduled delivery of the Production Instruments incorporating such parts. KMC shall use its best efforts to limit the number of Exhibit 9 Parts. To the extent the cost of
Exhibit 9 Parts exceeds 20% of the cost of all Production Instrument parts, all on a "per unit" basis, Gen-Probe shall be under no obligation to pay the amount of the actual costs of such Authorized Parts that exceed the 20% limitation any earlier than sixty (60) days before the scheduled delivery of the Production Instruments incorporating such parts; provided that if there are trade-offs between quantity discounts and the number of Exhibit 9 Parts, KMC will notify Gen-Probe and Gen-Probe will elect between the alternatives. Gen-Probe shall pay all invoices issued by KMC in accordance with this Section 6.4.3 within thirty
(30) days of receipt. Gen-Probe shall be entitled to a credit against the invoiced price of delivered Production Instruments incorporating such parts (as described in Section 6.16) for amounts paid pursuant to this paragraph. This
Section 6.4.3 shall not determine the liability of the surety on any surety bond, as to which the provisions of section 6.5 shall apply.

      6.5 Security. Rather than being obligated to pay for Authorized Parts by contemporaneous payment in the manner provided for in Section 6.4.1, Gen-Probe shall have the right to provide KMC, concurrently with the issuance of its purchase order, a firm, irrevocable letter of credit from Wells Fargo Bank, N.A., or comparable financial institution (in form, amount and substance reasonably satisfactory to KMC), or a surety bond issued by a surety company acceptable to KMC (the bond and associated indemnity agreement to be in form and substance reasonably satisfactory to KMC), as security for the costs of such Authorized Parts, plus KMC's handling charges of fifteen (15%) percent ("together, the "Authorized Parts Charges"). (KMC agrees that the form of bond attached as Exhibit 8 is generally acceptable to KMC. Such letter of credit or surety bond will guarantee payment for the Authorized Parts Charges only and will not provide coverage for any other aspect of this Agreement. Without in any manner releasing Gen-Probe of its payment obligations under Section 6.4.3 or 6.16, if Gen-Probe has not paid for such Authorized Parts (either by payment for Production Instruments incorporating such parts in accordance with Section 6.16), or directly by payment for such parts themselves) within eleven (11) months of the date that KMC ordered such parts (as ordered or authorized by Gen-Probe), then KMC shall separately invoice Gen-Probe for the cost of the Authorized Parts Charges. If Gen-Probe fails to pay such invoice in full, within thirty (30) days of issuance, then upon five (5) days written notice to Gen-Probe KMC shall be entitled to draw upon the letter of credit. If a surety bond is provided as security (rather than a letter of credit), KMC may make a claim against the surety bond for the amount of the invoice with a copy of the invoice and KMC's signed statement that such invoice remain unpaid. The surety may take up to thirty (30) days to verify a claim is valid after presentation of a claim by KMC. After verification of the validity of the claim, the Surety shall make payment in a period not to exceed thirty (30) days.

      6.6 Interest. Failure to make full payment of any KMC invoice within the period set forth in this Agreement shall constitute a material breach of this Agreement by Gen-Probe.

Furthermore, KMC may assess Gen-Probe interest at the rate of one (1%) percent per month or the maximum rate allowed by applicable law, whichever is lower, on the past due amount and may recover its reasonable costs of collection (including attorney's fees and expenses). For purposes of clarity, if Gen-Probe fails to timely pay any KMC invoice issued pursuant to Sections 6.4 or 6.16, the subsequent payment for Authorized Part Charges under a letter of credit, surety bond or financial guarantee pursuant to Section 6.5 shall not relieve Gen-Probe of its obligation to pay KMC the foregoing interest or costs of collection.

      6.7 No Waiver / KMC Rights. Nothing contained in Sections 6.4 or 6.5, nor any payment under a letter of credit, surety bond, or financial guarantee bond shall release or waive any claim or right of Gen-Probe in any action or proceeding brought after payment in full has been made to KMC to contend that
(i) such payment was not in fact due and/or (ii) to seek to recover (on its own behalf or on behalf of any party making payment to KMC) the amount of the payment made to KMC, it being the intention of the parties to prescribe the unconditional timing of payment to KMC and not to waive, release, or extinguish substantive rights of Gen-Probe, the surety, or the financial institution, which may be exercised and asserted after such payment has been made. Nothing contained in Section 6.5, including the payment to KMC under a letter of credit, surety bond or financial guarantee bond shall release or waive any claim or right of KMC for timely payment of invoices issued pursuant to Sections 6.4 or
6.16. To the extent that KMC has not been paid its Authorized Parts Charges in accordance with the terms of Sections 6.4 or 6.5 above, then KMC shall be entitled to avail itself of all rights and remedies to which it may be entitled under this Agreement, at law or in equity, including the cancellation of any or all outstanding material orders and the termination of all work under this Agreement.

      6.8 Project Plan; Schedule. KMC shall use its best efforts to meet the production schedule set forth in accepted Gen-Probe's purchase orders. Within two weeks of KMC's receipt of each of Gen-Probe's purchase orders, KMC shall inform Gen-Probe whether KMC can meet the proposed delivery schedule set forth in the purchase order. If KMC informs Gen-Probe that it is unable to meet such delivery schedule, then the purchase order shall not be binding on either party and KMC shall make a counterproposal to Gen-Probe setting forth a delivery schedule, which schedule shall be binding upon the parties if accepted by Gen-Probe. The Production Phase shall begin, and KMC shall begin manufacturing the Production Instruments (subject to its receipt of Gen-Probe's purchase orders and security or payment referred to in Sections 6.5 and 6.6 above), as soon as the Pilot Instruments are complete and the manufacturing readiness review has been conducted. KMC shall take all actions necessary to develop, not later than September 1, 2002, the capacity to produce fifteen (15) Production Instruments per month. KMC shall report to Gen-Probe at least monthly on the status of its production capacity, such reports to commence one month after the Effective Date.

      6.9 Inventory. Based upon Gen-Probe's purchase orders for Production Instruments, KMC shall order and maintain sufficient quantities of all materials required for the timely manufacture and supply of Production Instruments ordered by Gen-Probe under such purchase orders.

      6.10 Repair Parts. KMC shall manufacture and supply repair parts for the Production Instruments as required by Gen-Probe, pursuant to Gen-Probe's purchase orders for such parts, to support Gen-Probe's United States and overseas field service. KMC and Gen-Probe shall agree upon a repair parts list and a price list by August 30, 2001. Gen-Probe shall provide to KMC separate forecasts and binding purchase orders (together with security substantially as provided for under Section 6.5(in form and substance satisfactory to KMC) to secure payment for same) for such repair parts.

      6.11 Transfer Price.

            (a) The transfer price for each Production Instrument (the "Transfer Price") shall be [***], based upon the following assumptions: (1) a commitment by Gen-Probe to order Production Instruments in lots of [***], which shall enable KMC to order one hundred (100) complete sets of materials for such Production Instruments; (2) a Bill of Materials price for each Production Instrument ("BOM Price") of [***] (such BOM Price is primarily based upon the material and pricing information provided to KMC by Gen-Probe directly or through Rela) ; and (3) a [***]. As set forth in Section 6.3, KMC shall provide Gen-Probe the actual BOM Price for the Production Instruments by May 14, 2001.

            (b) If the actual BOM Price varies from the [***] in the above paragraph, and/or if Gen-Probe orders Production Instruments in lots of fewer than one-hundred (100) Production Instruments, the Transfer Price shall be adjusted in accordance with the range of mark-ups used by KMC in calculating the presently-estimated [***], as set forth in Exhibit 5.

            (c) The labor content portion of the Transfer Price shall be adjusted by KMC for inflation, based on the average combined change in the national Consumer Price Index and Medical Consumer Price Index (or comparable indexes if no longer available), no more frequently than annually.

            (d) KMC shall use its best efforts to minimize the BOM Price and shall obtain at least two competing bids wherever feasible. If, after receipt of vendor bids, the unit price of those materials and components currently anticipated to comprise the Bill of Materials and, therefore, used in arriving at the [***] estimate, is more than [***], Gen-Probe shall have the option to purchase such Bill of Material itself, subject to the following conditions: (i) KMC will not provide any warranty as to such materials; (ii) KMC will charge Gen-Probe a material handling fee of [***] of the total value of material purchased by Gen-Probe; and (iii) KMC will reserve the right to reject any non-conforming material received in connection with material orders placed directly by Gen-Probe. If, by agreement between Gen-Probe and KMC, the final Bill of Materials contains materials and components other than those used to calculate the [***] estimate, the additional cost of such other materials and components shall not be considered for purposes of the above [***] threshold.

      6.12 Delivery. All shipments of Production Instruments and repair parts pursuant to this Article 6 shall be FOB KMC's place of manufacture and Gen-Probe shall bear the risk of loss and cost of transportation upon delivery by KMC to a carrier designated by Gen-Probe.

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      6.13 Binding Orders. Gen-Probe expects to order [***] Production
Instruments from KMC to be shipped during the initial [***] consecutive months of the Production Phase and to purchase a total of [***] Production Instruments from KMC during the initial four (4) consecutive years of the Production Phase; provided, however, that a binding obligation on Gen-Probe's part to purchase Production Instruments from KMC shall be created only as and when Gen-Probe issues purchase orders in accordance with terms set forth in this Agreement, including without limitation Section 6.3.

      6.14 Cost Reduction and Redesign Services. If the cost reductions identified by KMC in Exhibit 4 are implemented, then such reductions will be allocated [***]. Gen-Probe will pay the associated tooling and engineering costs to implement such reductions. KMC and Gen-Probe will share equally in any cost reductions in addition to those referred to in Exhibit 4; provided, however, that before Gen-Probe participates in such additional cost reductions, one hundred percent (100%) of such cost reductions shall accrue to KMC's benefit until KMC fully recoups all non-recurring expenses related solely to such cost reductions.

      6.15 Production Instrument Inspection. Before KMC ships any Production Instruments to Gen-Probe or its distributors or customers, KMC shall confirm that each such Production Instrument passes the requirements of the acceptance test procedures set forth in Section 6.17 (the "ATP"). Gen-Probe shall have the right to be present for any such Production Instrument testing. KMC's good-faith confirmation that a Production Instrument passes the requirements of the ATP shall be considered acceptance of such Production Instrument by Gen-Probe for purposes of this Agreement. Thereafter, any claims respecting such Production Instruments shall be pursuant to KMC's warranty set forth in Article VIII.

      6.16 Invoices. KMC shall invoice Gen-Probe for the Production Instruments and repair parts upon KMC's delivery to Gen-Probe (or its customer) of such Production Instruments or repair parts. Gen-Probe shall pay KMC within thirty
(30) days following receipt of Production Instruments or repair parts and an invoice that lists each such Production Instrument and repair part together with the price for each such item. The purchase price of any Production Instrument shall be reduced to reflect any applicable credits due Gen-Probe for payments previously made pursuant to Sections 6.4 and 6.5 for the Authorized Parts incorporated within such Production Instruments. If Gen-Probe fails to pay a KMC invoice within the foregoing thirty (30) day period, KMC shall be entitled to avail itself of all rights and remedies to which it may be entitled under this Agreement, at law or in equity, including the cancellation of any or all outstanding material orders and the termination of all work under this Agreement.

      6.17 Instrument Specifications and Quality Standards. The parties acknowledge that the specifications for the Instrument have not been finalized by Gen-Probe. When it deems appropriate, Gen-Probe shall commence validation of the Instrument's design against its then-current specifications. After Gen-Probe is satisfied with the validation of the Instrument's design to such specifications, Gen-Probe shall issue the PRD for Production Instruments. Gen-Probe shall have full control, authority and responsibility for the design of the Instrument, including during the Design Engineering Phase, and for the final specifications of the Instrument. Upon finalization of the PRD, and based on the Instrument capabilities associated therewith, KMC


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shall develop, subject to Gen-Probe's review and approval (which approval shall be in Gen-Probe's sole discretion), the acceptance test procedures (the "ATP") that each Production Instrument must pass before shipment by KMC. Subject to all of the terms and conditions of this Agreement (including, without limitation, necessary Scope Changes and issuance of related Work Statements), KMC shall: (i) complete the Instrument design to meet Gen-Probe's final specifications; (ii) develop the ATP to insure that each Production Instrument meets certain performance criteria to be agreed upon by the parties, reasonably and in good faith, after finalization of the PRD for Production Instruments; and (iii) manufacture Production Instruments that comply with and pass the entire ATP. The ATP will be summarized in a Gen-Probe Quality Control Specification ("QCS") document against which each Instrument will have a "Certificate of Release" provided to Gen-Probe upon shipment of each Instrument.

      6.18 Manufacturing Inspection. Gen-Probe shall have the right, upon reasonable prior notice, to inspect all phases of the Instrument manufacturing activities, during normal business hours, in order to verify KMC's compliance with production specifications and regulatory standards. KMC agrees to give Gen-Probe access, during normal working hours and upon reasonable prior notice, to such records as are reasonably necessary to confirm KMC's compliance with its manufacturing obligations hereunder including quality control records, test records, manufacturing records and design records, and to permit Gen-Probe to review and copy such records. All such records shall be held by Gen-Probe in accordance with the terms of the confidentiality provisions of Article XIII.

      6.19 Production Delays. In the event that KMC production activities under a purchase order issued by Gen-Probe are substantially interrupted and /or delayed due to Gen-Probe decisions or actions, for a continuous period in excess of thirty (30) days, then KMC reserves the right to pass on to Gen-Probe a production delay charge. Such charge shall be limited to reimbursement of actual expenditures by KMC for labor or materials associated with the purchase order then in effect, and which such expenditures cannot be avoided. KMC will use all reasonable efforts to minimize such charges, by reallocating internal resources and by negotiating alternative arrangements with outside suppliers.

                                   ARTICLE VII

                              REGULATORY COMPLIANCE

      KMC will manufacture the Production Instruments, Pilot Instruments and repair parts in accordance with each and every applicable requirement of the:
(a) Federal Food, Drug and Cosmetics Act, as amended, including without limitation, the then current Quality Systems Regulations ("QSR") as established by the United States Food and Drug Administration in accordance with cGMPs covering devices regulated by each FDA Center governing the intended use of the Instrument, i.e., blood screening and diagnostic testing; (b) Canadian CSA Standards; (c) applicable standards of the Underwriters Laboratories; (d) international electrical safety approval, meeting the IEC-1010 Medical Electrical Equipment Standards; and (e) European CE Standards for which KMC will secure the "CE" mark on the Instrument. KMC shall maintain a change control process that meets the requirements of the Center for Biologics Evaluation and Research of the FDA for all services performed by KMC under this Agreement. (This process shall include a requirement for prior approval by Gen-Probe of all changes or improvements to the Instrument.) Gen-Probe will use its best efforts, with the assistance of KMC, to obtain historical change control documentation from Colorado MEDtech/Rela for all Instrument-related services performed by Colorado MEDtech/Rela for Gen-Probe and KMC shall integrate such documentation, when such documentation is obtained, KMC will incorporate such information into its change control process documentation and the Instrument Design History File. The parties recognize that the incorporation of such documentation by KMC is a Scope Change and will result in additional costs, and the parties will provide for such services by KMC pursuant to the issuance of an agreed upon Work Statement pursuant to the provisions of Section 3.10. KMC shall retain all necessary documents, including without limitation device history records, device master records and other manufacturing quality records, in accordance with any applicable QSR including, without limitation, cGMP regulations. At the end of the retention period and subject to payment in full of all KMC invoices, KMC shall send all such records to Gen-Probe. KMC shall make Gen-Probe aware, within two (2) weeks of KMC becoming aware, of any known issues believed to require regulatory attention on either KMC's or Gen-Probe's part.

                                  ARTICLE VIII

                              WARRANTY AND SERVICE

      8.1 Warranty and Service. KMC warrants that the Production Instruments and Pilot Instruments manufactured by it will be free, under normal use and maintenance, from defects in material and workmanship for a period of twelve
(12) months following installation at Gen-Probe's customer or eighteen (18) months following delivery, whichever is earlier (the "Warranty Period"). (If delay in delivery of any Instrument results solely from action or inaction of Gen-Probe, then the 18-month warranty period for such Instrument shall commence on the scheduled delivery date or on completion of the Instrument by KMC, whichever is later.) Any materials provided by or on behalf of Gen-Probe as customer-furnished material shall be excluded from the warranty provided by KMC under this Section 8.1. As Gen-Probe's sole and exclusive remedy for any defects in KMC manufactured Instruments (provided, however, that nothing contained in this sentence shall affect Gen-Probe's right of indemnity as to third party claims pursuant to Section 9.1), KMC shall, at its option (subject to the reasonable requirements of Gen-Probe's customers as to which KMC has been given notice), reimburse Gen-Probe for the cost of field service (subject to KMC's right to approve such field service costs, pursuant to a standard policy or on an individual basis, before field service is provided), provide factory service of such defective Instrument (without charge to Gen-Probe), or replace the defective Instrument (without charge to Gen-Probe); provided, however, that KMC must be notified in writing by Gen-Probe of the defect within the Warranty Period. As set forth in Section 6.10, KMC shall sell to Gen-Probe an inventory of repair parts to be used by Gen-Probe in performing field service on Instruments. During the Transition Phase, Gen-Probe and KMC shall establish mutually agreed-upon factory service programs, for service both during the Warranty Period and thereafter.

      8.2 WARRANTY LIMITATIONS. OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY GUARANTEE OR WARRANTY WHATSOEVER, AND THE WARRANTY SET FORTH IN THIS ARTICLE VIII IS IN LIEU OF ALL OTHER WARRANTIES BY KMC, EXPRESS OR

IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

      8.3 Limitation of Liability/Damages. Except as to rights of indemnity under Article IX, in no event will either party be liable to the other in contract, tort or otherwise for any lost profits, or special, incidental or consequential damages, regardless of whether such party has been advised of the possibility of such damages. KMC's liability to Gen-Probe on any claims of any kind (including negligence) for any loss or damage arising out of, or connected with, or resulting from this Agreement or the performance of breach hereof shall not in the aggregate, exceed the total amount of insurance coverage available for such claims under insurance maintained by KMC; provided, however, that if insurance coverage is not available for the full amount of any such claims, then and in such event, KMC's liability for all such claims, or portions thereof, in the aggregate, shall not exceed the amount provided by KMC's insurance plus the total amount paid to KMC hereunder by Gen-Probe for services and Instruments. Nothing contained in the immediately preceding sentence shall limit KMC's liability to Gen-Probe pursuant to the indemnity provisions of Section 9.1(ii).

                                   ARTICLE IX

                                    INDEMNITY

      9.1 Indemnification by KMC. KMC shall indemnify and save Gen-Probe, its affiliated entities and their respective officers, directors, employees and agents (collectively, the "Gen-Probe Indemnitees"), harmless from any and all claims, actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Gen-Probe Indemnitees as a result of: (i) any breach by KMC of the provisions of Sections
10.1 and 12.1; or (ii) any injury to persons or damage to property caused by any Production Instrument or Pilot Instrument manufactured, sold or serviced by KMC to or for Gen-Probe or Gen-Probe's customers, where the injury or damage is a direct result of KMC's negligence, failure to manufacture such Instrument in accordance with Gen-Probe's specifications, or failure to comply with the requirements of Article VII.

      9.2 Indemnification by Gen-Probe. Gen-Probe shall indemnify and save KMC, its affiliated entities and their respective officers, directors, employees and agents (collectively, the "KMC Indemnitees"), harmless from any and all claims, actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the KMC Indemnitees as a result of: (i) any breach by Gen-Probe of the provisions of Sections 10.1, 10.2 or 12.1; or (ii) any injury to persons or damage to property arising out of or in any way connected with the Instruments, Gen-Probe's acts or omissions, or the services provided by KMC pursuant to this Agreement (other than where the cause of the claim, action, loss, damage, liability, cost and/or expenses results from a cause identified in Section 9.1 hereof); or (iii) without limiting the provisions of subsection (i) above, any claims, actions or proceedings brought by or on behalf of [***] to the extent any such



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                                       21
claims, actions or proceedings result from, arise out of, relate to, or are in connection with this Agreement.

      9.3 Indemnification Procedures. The parties shall promptly notify each other of any claims or suits with respect to which indemnification is sought. The party requesting indemnification shall permit the indemnifying party to assume the defense, at the indemnifying party's sole expense, of such claims or suits giving rise to the request. The requesting party shall cooperate with the indemnifying party in such defense when reasonably requested to do so. No settlement or compromise shall be binding on a party to this Agreement without such party's prior written consent, such consent not to be unreasonably withheld. Costs, expenses, and/or fees incurred by a party and as to which that party has a right of indemnity hereunder shall be periodically reimbursed to the indemnified party by the indemnifying party as they are incurred.

                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

      10.1 Mutual Representations and Warranties. Each of KMC and Gen-Probe represents and warrants to the other that its execution, delivery and performance of this Agreement (a) has been duly authorized and represents its legal, valid and binding obligation, enforceable in accordance with its terms; and (b) does not result in a breach of or constitute (with or without notice or lapse of time or both) a default under any contract or arrangement to which it is a party.

      10.2 Additional Representations and Warranties of Gen-Probe. Gen-Probe further represents and warrants to KMC that, as of the Effective Date: (i) to the best of Gen-Probe's belief, the execution, delivery and performance of this Agreement does not in any way contravene any obligation to, or rights of Colorado MEDtech/Rela or any of its affiliates, under any agreements or otherwise; and (ii) if and to the extent the Instrument or Production Instrument incorporates any proprietary or confidential information of Rela or Colorado MEDtech, Gen-Probe, together with its designees (including, for the purposes of this provision, KMC) has the unrestricted right to incorporate and use such information in the Instruments and Production Instruments.

                                   ARTICLE XI

                                    OWNERSHIP

      11.1 Design Ownership. Subject to its payment of all sums due to KMC hereunder and to Section 11.2, Gen-Probe shall solely own the right to any and all technology, discoveries, inventions or processes, whether patentable or not, that are first reduced to practice by KMC in its performance of this Agreement. Subject to its payment of all sums due to KMC hereunder and to Section 11.2, Gen-Probe and KMC shall jointly own the rights to any and all technology, discoveries, inventions or processes, whether patentable or not, that are first conceived, but not reduced to practice, by KMC in its performance of this Agreement.

      11.2 Production Processes Ownership. Subject to its payment of all sums due to KMC hereunder, Gen-Probe shall jointly own with KMC any production process technology first conceived or first reduced to practice by KMC in its performance of this Agreement if that production process technology has any substantial use other than in the manufacture of the Instrument. For the avoidance of doubt and subject to Gen-Probe's payment of all sums due KMC hereunder and pursuant to Section 11.1, Gen-Probe shall own any production process technology first conceived or first reduced to practice by KMC in its performance of this Agreement if that production process technology does not have any substantial use other than in the manufacture of the Instrument.

                                   ARTICLE XII

                                  INFRINGEMENT

      12.1 Claims by Third Parties. KMC and Gen-Probe shall each use its best efforts to not, with actual knowledge, incorporate into any Instrument any proprietary or confidential technical information of any third party. Each party shall be obligated to promptly notify the other party of any claims or circumstances concerning infringements, misappropriations, imitations or unauthorized possession, knowledge or use of technology used in the design or manufacturing process for the Instrument.

      12.2 Defense. Gen-Probe shall have the sole right to defend, at its sole cost and expense (subject to the indemnification provisions of Article 9), any and all claims that any Instrument infringes or misappropriates any third party's intellectual property rights. If Gen-Probe elects not to defend such claim, or if it fails to assume the defense within ninety (90) days of receiving written notice of such claim, then KMC shall have the right, at its sole cost and expense, to defend such claim.

      12.3 Enforcement. If either party becomes aware of any actual or threatened infringement or misappropriation of Gen-Probe Technology, that party shall promptly notify the other party of such infringement or misappropriation. Gen-Probe shall have the sole right, at its sole cost and expense, to enforce the Gen-Probe Technology.

                                  ARTICLE XIII

                                 CONFIDENTIALITY

      13.1 Confidentiality Obligations. During the term of this Agreement and thereafter, each party: (i) shall treat as confidential all Confidential Information provided to the receiving party by the disclosing party, (ii) shall not use such Confidential Information except as expressly permitted under the terms of this Agreement or otherwise authorized in writing by the disclosing party, (iii) shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of such Confidential Information, and (iv) shall not disclose such Confidential Information to any third party unless it is necessary to fulfill one or more obligations expressly required by this Agreement, and provided that such third party agrees in writing to be bound by terms of confidentiality at least equivalent to those set forth in this
Article XIII. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care to prevent the disclosure of Confidential Information as its uses to prevent the disclosure of its own confidential information of like importance, and shall in any event use no less than reasonable procedures and a reasonable degree of care. For purposes of this
Article XIII, "Confidential Information" means any and all non-public and proprietary information that is specifically designated as such and that is disclosed by either party to the other (including, without limitation, pricing information) in any form in connection with this Agreement and that, if orally disclosed, shall be identified in writing within thirty (30) days of such disclosure.

      13.2 Permitted Disclosure. The obligations set forth in Section 13.1 shall not apply to any information to the extent it can be established by the receiving party that such information:

            (a) was generally known and available to the public domain at the time it was disclosed, or becomes generally known and available to the public domain through no fault of the receiver;

            (b) was known to the receiver at the time of disclosure as shown by the written records in existence at the time of disclosure, or was independently developed by the receiving party or its Affiliates without benefit of Confidential Information;

            (c) is disclosed with the prior written approval of the disclosing party;

            (d) becomes known to the receiving party from a third party without breach of this Agreement by the receiving party and in a manner that is otherwise not in violation of the disclosing party's rights; or

            (e) is disclosed by the receiving party pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide reasonable advance notice to enable the disclosing party, with the cooperation of the receiving party, to seek a protective order, confidential treatment order, or otherwise prevent or restrict such disclosure.

      13.3 Agreement and Terms Confidential. Unless otherwise agreed to in writing or as necessary to comply with a valid legal order of a court of law or agency of competent jurisdiction, both the existence and terms of this Agreement shall be deemed Confidential Information. If either party is required by the United States Securities Exchange Commission (or other similar State or non-United States governmental agency) to disclose this Agreement or any of its terms, such party shall consult with the other party, and give due consideration to such party's comments regarding which terms the disclosing party may make the subject of a confidential treatment request.

                                   ARTICLE XIV

                         LIMITED GUARANTEE BY EFW, INC.

      If, (1) during the Initial 4 Years (as hereinafter defined) KMC becomes insolvent or undergoes a change of control that results in its (or its successors) inability to perform its obligations under this Agreement with respect to the manufacture and service of Production Instruments under this Agreement; (2) for the period of not less than six (6) months prior to such insolvency or change of control, all world-wide requirements for Production Instruments were being supplied by KMC and Gen-Probe does not have an existing second source supplier for the Production Instruments; and (3) KMC fails to provide Gen-Probe with at least nine (9) months prior written notice of such insolvency or change or control (the date of any such notice is hereby referred to herein as the "Notification Date"), then, and only in such event, EFW, Inc. ("EFW"), the indirect parent of KMC, guarantees to Gen-Probe the due and timely performance of all of KMC's obligations hereunder until the earlier of (a) the manufacture of the Production Instrument for Gen-Probe is transferred to a new manufacturer selected by or reasonably satisfactory to Gen-Probe, (b) the date six months after the Notification Date, or (c) the end of the Initial 4 Years. The period between the Notification Date and the date determined in accordance with the preceding sentence is referred to herein as the "Guarantee Period." During the Guarantee Period, EFW shall also assist Gen-Probe in the transition of manufacturing of the Production Instruments to the new manufacturer. EFW shall bear or pay all reasonable out-of-pocket costs associated with the transfer of manufacturing during the Guarantee Period. EFW's guarantee shall only be for those specific items set forth above and will not provide coverage for any other aspect of this Agreement.

                                   ARTICLE XV

                              TERM AND TERMINATION

      15.1 Term. Unless terminated earlier pursuant to the terms of Sections 15.2, 15.3, 15.4 or 15.5, the term of this Agreement shall commence on the Effective Date and continue until the later of (a) the date four (4) years after the date of the delivery by KMC of the first Production Instrument (the "Initial 4 Years") or (b) the date of the delivery by KMC of the [***] Production Instrument hereunder. If Gen-Probe does not purchase [***] Instruments during the Initial 4 Years, then KMC will have the right to terminate this Agreement on nine (9) months written notice to Gen-Probe. If Gen-Probe purchases [***] Production Instruments during the Initial 4 Years, then Gen-Probe will have the right to extend the term for up to five (5) additional periods of one (1) year each, subject to agreement by the parties to minimum irrevocable purchase commitments not later than one year prior to the expiration of the then-existing term, such agreement not to be unreasonably withheld by KMC.

      15.2 Termination for Material Breach. Upon any material breach of this Agreement by either party, the non-breaching party may terminate this Agreement upon forty-five (45) days written notice to the breaching party (such forty-five
(45) day period shall, for the purposes of



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                                       25
this Section 15.2, be fourteen (14) business days with respect to the failure to timely pay any invoice hereunder). Such termination notice shall become effective at the end of the forty-five (45) day period unless (a) within such period the breaching party cures such breach to the reasonable satisfaction of the non-breaching party, or (b) if the non-breaching party is KMC, and following the issuance of a termination notice by KMC, Gen-Probe issues a notice of termination pursuant to Sections 15.3, 15.4 or 15.5, then, in such event, the above forty-five (45) day cure period shall end not later than one day prior to the effective termination date under said Section 15.3, 15.4 or 15.5 (as the case may be). Without limiting such other rights or remedies that may be available to KMC as a result of Gen-Probe's breach, upon the date of termination by KMC hereunder Gen-Probe shall pay to KMC the total of the Purchase Order Cancellation Charges, Pro-Rated Discount Reimbursement and the Unrecouped Cost Reduction Service Charges.

      15.3 [***]

      15.4 Termination of Instrument Manufacturing. Gen-Probe shall have the right to permanently cease the development and/or production of the Instrument and Production Instrument, and in connection therewith terminate this Agreement upon thirty (30) days written notice to KMC. If Gen-Probe terminates this Agreement pursuant to this Section 15.4, then Gen-Probe shall pay KMC within thirty (30) days of such termination the total of the Purchase Order Cancellation Charges and the Unrecouped Cost Reduction Service Charges. If Gen-Probe resumes the manufacture of the Instrument or Production Instrument within 1 year thereafter or the balance of the Initial 4 Years, whichever is later, with a manufacturer other than KMC (including itself), then Gen-Probe shall pay to KMC the Pro-Rated Discount Reimbursement within thirty (30) days of such resumption. Gen-Probe shall have no other liability to KMC for such termination under this Section 15.4.


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                                       26

      15.5 Termination for Convenience. Gen-Probe shall have the right to terminate this Agreement for its convenience (e.g., for any reason other than those referred to in Sections 15.2, 15.3, and 15.4) upon thirty (30) days written notice to KMC. If Gen-Probe terminates this Agreement for its convenience pursuant to this Section 15.5, then Gen-Probe shall pay KMC within thirty (30) days of such termination the total of the Purchase Order Cancellation Charges, the Pro-Rated Discount Reimbursement, and the Unrecouped Cost Reduction Service Charges. Gen-Probe shall have no other liability to KMC for such termination under this Section 15.5.

      15.6 Rights Upon Termination. Notwithstanding anything contained in this Agreement to the contrary, termination of this Agreement shall not relieve the parties of their respective obligations or liability to the other accrued hereunder prior to the effective date of termination, including, without limitation, under Sections 6.3, 6.4, 6.5, 6.6, 6.16, 15.3, 16.3, 16.6, 16.8, and
16.11 through 16.17 (inclusive) and Articles I, VIII, IX, XI, XIII, and XIV).

                                   ARTICLE XVI

                                     GENERAL

      16.1 Gen-Probe Representative On-Site. Gen-Probe, at its own cost and expense, shall have the right to have a reasonable number of its own employees on location at KMC's facilities on a full-time or part-time basis, at Gen-Probe's election, to interact with the KMC personnel involved in the performance of KMC's obligations under this Agreement. KMC shall make available to such Gen-Probe personnel a shared office, and reasonable office support and facilities (including without limitation telephone, e-mail access, and facsimile facilities). KMC shall cooperate with such Gen-Probe personnel and provide them with reasonable working access to KMC's work performed under this Agreement, including without limitation to production work areas and facilities. KMC shall not be liable for any injury to or death of Gen-Probe's employees, or damage to, or loss of such employees' property, unless such injury, death, damage or loss to property is attributable to KMC's negligence. Gen-Probe shall at all times remain responsible for the acts and omissions of its employees.

      16.2 Non-competition. Without Gen-Probe's consent (which consent shall not be unreasonably withheld), during the term of this Agreement KMC will not enter into any new agreements to design, manufacture, supply or service any instrument that includes DNA probe testing for infectious disease or cancer for any person or entity other than Gen-Probe. The foregoing restriction shall not apply to DNA probe instruments that are the subject of existing contracts (or renewals or extensions thereof) under which KMC is presently providing design, manufacturing, supply or service activities; provided, however, that a complete list of the companies for which KMC presently performs such work is set forth in
Exhibit 6.

      16.3 Insurance. Each of Gen-Probe and KMC shall secure and maintain, during the term of this Agreement and for a period of five (5) years thereafter, adequate general liability, property damage and product liability insurance with coverage of at least $1,000,000 for each occurrence and $2,000,000 in the aggregate.

      16.4 Schedule. Gen-Probe acknowledges and agrees that in addition to the other factors set forth in this Agreement, KMC's undertakings hereunder with respect to various schedules, goals and tasks referred to herein are also subject to the timely performance and cooperation of Gen-Probe.

      16.5 Disclosure of Financial Information. KMC and Gen-Probe shall each provide upon the request of the other party reasonable financial information periodically throughout the term of this Agreement; provided, however, that in lieu of disclosing such financial information to KMC, Gen-Probe shall have the right to provide KMC with adequate and appropriate security that is reasonably acceptable to KMC for the due and timely performance of Gen-Probe's financial obligations to KMC under this Agreement. Such financial information shall be treated by the parties as Confidential Information in accordance with the terms of Article VIII.

      16.6 Governing Law; Dispute Resolution. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law. Any dispute or claim arising out of or in connection with this Agreement shall be resolved as follows: (i) for a period of thirty (30) days after a party receives from the other party written notice of a dispute, the respective appropriate officers of the parties shall negotiate in good faith in an effort to resolve the dispute, and (ii) if the dispute has not been resolved at the close of such thirty (30) day period, the matter will be finally settled by arbitration under the rules then in effect of the American Arbitration Association. If KMC commences any such arbitration proceedings, arbitration shall occur at San Diego, California and if Gen-Probe commences any such arbitration proceedings, arbitration shall occur at New York, New York.

      16.7 Independent Contractors. Gen-Probe and KMC shall be independent contractors and shall not be deemed to be partners, joint venturers or each other's agents or employees, and neither party shall have the right to act on behalf of the other except as is expressly set forth in this Agreement.

      16.8 Entire Agreement. This Agreement (together with its exhibits) sets forth the entire agreement and understanding between the parties and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral between the parties with respect to the subject matter hereof, including, without limitation, the Memorandum of Understanding dated as of October 20, 2000, Gen-Probe's Request for Proposal, and KMC's proposal. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties. Any terms or conditions contained on a purchase order or any other documents issued by Gen-Probe or KMC which are in addition to or contrary to the terms and conditions of this Agreement shall be of no force and effect unless both of the parties expressly agree in a signed writing that such terms and conditions shall apply to (and to the extent necessary, modify) the terms of this Agreement.

      16.9 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except as part of a sale or transfer, by way of merger or otherwise, of all or substantially all of the business or assets of such party to which this Agreement relates, and provided further that the assignee agrees to be bound in writing by all the terms of this Agreement, and the assignor agrees to remain responsible for the obligations of the assignee pursuant to the terms set forth herein. Any purported assignment in violation of this Section 16.9 shall be void.

      16.10 Binding Upon Successors and Assigns. Subject to the provisions of
Section 16.9, this Agreement shall be binding upon and inure to the benefit of successors in interest and assigns of Gen-Probe and KMC.

      16.11 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

      16.12 No Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement.

      16.13 Attorneys' Fees. In the event of a dispute under this Agreement between the parties, or in the event of any default, the party prevailing in the resolution of any such dispute or default shall be entitled to recover, in an arbitration proceeding pursuant to Section 16.6, its reasonable attorneys' fees and disbursements. For the sake of clarity, in the event that KMC files an action to collect on a claim against any letter of credit or surety bond provided under Section 6.5, and KMC prevails in such action, then KMC shall be entitled to recover its reasonable attorney's fees in connection with such action from Gen-Probe.

      16.14 Notices. Any notice required or permitted by this Agreement to be given to either party shall be in writing and shall be deemed given when delivered personally with a signed receipt, by confirmed telecopy to a fax number designated in writing by the party to whom notice is given, or by registered, recorded or certified mail, return receipt requested, and addressed to the party to whom such notice is directed, at:

If to Gen-Probe:           President and CEO
                           Gen-Probe Incorporated
                           10210 Genetic Center Drive
                           San Diego, California 92121-1589
                           Telephone: (858) 410-8000
                           Fax: (858) 410-8625

with a copy to:            General Counsel
                           Gen-Probe Incorporated
                           10210 Genetic Center Drive
                           San Diego, California 92121-1589
                           Telephone: (858) 410-8000
                           Fax: (858) 410-8625

If to KMC:                 President
                           KMC Systems, Inc.
                           220 Daniel Webster Highway
                           Merrimack, New Hampshire 03054-4844
                           Telephone: (603) 880-7746
                           Fax: (603) 594-7022

with copies to:            Ira Schreger, Esq.
                           Goodwin Proctor LLP
                           599 Lexington Avenue
                           New York, New York 10022
                           Telephone: (212) 813-8863
                           Fax: (212) 355-3333

                           General Counsel
                           EFW, Inc.
                           4700 Marine Creek Parkway
                           Post Office Box 136969
                           Ft. Worth, Texas 76136-6969
                           Telephone: (817) 234-6600
                           Fax: (817) 234-6768

or at such other address or telecopy number as such party to whom notice is directed may designate to the other party in writing.

      16.15 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto ("Force Majeure"), the party so affected, upon giving prompt notice to the other party shall be excused from such performance (other than the obligation to pay money hereunder) during such prevention, restriction or interference. If the Force Majeure continues for more than ninety (90) days, then the other party may, on thirty (30) days written notice to the affected party, terminate this Agreement, subject to the right of the affected party to preclude such termination by compensating the other party for its reasonable costs incurred as a result of the delay due to the Force Majeure. The parties agree that in the event of a termination under this Section 16.15 by either party, KMC's reasonable costs will include the Purchase Order Cancellation Charges.

      16.16 No Right of Publicity. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to either party to use in any manner the name of Gen-Probe or KMC or any other trade name or trademark of the other party in connection with the performance of this Agreement.

      16.17 Counterparts. This Agreement shall be fully executed in two (2) original counterparts, each of which shall be deemed an original.

      IN WITNESS WHEREOF, authorized officers of each of Gen-Probe Incorporated and KMC Systems, Inc. have executed this Agreement as of the date first set forth above.


GEN-PROBE INCORPORATED                  KMC SYSTEMS, INC.

By:   /s/ Henry L. Nordhoff             By:   /s/ Patrick W. McNallen
    __________________________              __________________________
      Henry L. Nordhoff                       Patrick W. McNallen
      President and                           President
      Chief Executive Officer

Date: October 23, 2001                  Date: November 19, 2001

                                        The undersigned, EFW, Inc. is a party to the foregoing agreement solely with respect to the provisions of Article XIV.


                                        EFW, INC.

                                        By:  /s/
                                            __________________________

                                        Date: September __, 2001

                                    EXHIBITS TO
                   DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT
                       BETWEEN GEN-PROBE INCORPORATED AND
                               KMC SYSTEMS, INC.



Project Plan                                                         Exhibit 1

Design Engineering Phase Rates                                       Exhibit 2

KMC Project Team                                                     Exhibit 3

Initial Cost Reductions                                              Exhibit 4

Transfer Price Calculation                                           Exhibit 5

KMC's Existing Contractual Partners                                  Exhibit 6

Product Requirements Document                                        Exhibit 7

Form of Financial Guarantee Bond                                     EXHIBIT 8

                                    EXHIBIT 1

                                  PROJECT PLAN

                            [2 Pages of Project Plan
                          Information Deleted Pursuant
                       to Confidential Treatment Request]

                                    EXHIBIT 2

                         DESIGN ENGINEERING PHASE RATES

                              [3 Pages of Pricing
                              Information Deleted
                       Pursuant to Confidential Treatment
                                    Request]

                                    EXHIBIT 3

                                KMC PROJECT TEAM

                                     [***]


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                                       E-3

                                   EXHIBIT 4

                            INITIAL COST REDUCTIONS

                                     [***]

                                      E-4



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    the omitted portions.

                                   EXHIBIT 5

                           TRANSFER PRICE CALCULATION

                                     [***]

                                       E-5


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    the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT 6

                       KMC'S EXISTING CONTRACTUAL PARTNERS
                                      [***]




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                                       E-6

                                    EXHIBIT 7

                          PRODUCT REQUIREMENT DOCUMENT


             [58 Pages of Technical Information Deleted Pursuant to
                        Confidential Treatment Request]

                                    EXHIBIT 8

                        FORM OF FINANCIAL GUARANTEE BOND

                            FINANCIAL GUARANTEE BOND
                            ________________________


KNOW ALL MEN BY THESE PRESENTS:

THAT Gen-Probe Incorporated (hereinafter called "Principal") and SAFECO Insurance Company of America, a Washington corporation authorized to transact surety business in the state of California, (hereinafter called "Surety"), as Surety, are held and firmly bound unto KMC Systems, Inc. (hereinafter called "Obligee") in the full and just sum of ______________________________ dollars ($______________________), for which payment, well and truly to be made, the Principal and Surety hereby bind themselves, their successors and assigns, jointly and severally by these presents.

WHEREAS, the Principal and Obligee have entered into an agreement entitled ________________________________ and dated _______________________________ (the
"Agreement"), which provides, in part, for the development of instruments for use in diagnostic and blood screening applications and;

WHEREAS, Obligee has incurred or plans to incur certain advance costs for development, material and handling during development and manufacture of these instruments and desires security for reimbursement or payment of these costs.

NOW, THEREFORE, the condition of this obligation is such that if the Principal shall well and truly make all payments when due according to the terms of said Agreement, then this obligation shall be void, otherwise to remain in full force and effect.

In the event of failure by the Principal to make payment when due as provided in said agreement, Obligee shall, within 30 days, certify by written notice to Surety at its address at _____________________________________________________,
that Principal is in default under the payment terms of the Agreement.

Said Surety may take up to thirty (30) days to verify a claim is valid after presentation of the claim by the Obligee. After verification of the validity of the claim the Surety shall make payment to Obligee in a period of time not to exceed thirty (30) days.

Notwithstanding the provisions of the Agreement, the terms of this bond shall be from ______________________________ to ____________________________________ and
may be extended by continuation certificate but may also be cancelled prior to the end of the term as stated above by the Obligee at any time, or by the Surety by mailing notice of such cancellation to the Principal and Obligee stating when, not less than 60 days thereafter, such cancellation shall be effective. However, such cancellation shall not release the Surety from any payments to Obligee in connection with purchase orders of Principal delivered to Obligee prior to the effective date of such cancellation.

SUBJECT, HOWEVER, TO THE FOLLOWING CONDITIONS:

1. No right of action shall accrue under this bond to or for the use or benefit of anyone other than the named Obligee.

2. The aggregate liability of the Surety is limited to the penal amount stated herein and shall be reduced by any payments made by the Principal or Surety to Obligee under section 6.5 of the Agreement to the extent of such payments. Surety's liability under this bond and all continuation certificates issued in connection herewith shall not be cumulative and shall in no event exceed the amount as set forth in this bond or any riders or endorsements properly issued by the Surety as supplements thereto.

3. No modification of the agreement guaranteed by this bond shall be binding on the Surety or covered by this bond unless such modification has written approval and acceptance by the Surety.

4. No other obligation for the Principal to the Obligee besides payments as come due under said agreement, section 6.5, is guaranteed by this bond. Any payments under said agreement for purchase orders which are delivered by to Obligee by Principal after the effective date of cancellation of this bond, will not be covered by this bond, however, claims made based on purchase orders dated before the effective date of the cancellation of this bond will be considered and paid if valid.

5. Neither the non-renewal by the Surety nor failure or inability of the Principal to file a replacement bond in the event of non-renewal or cancellation shall constitute a loss to the Obligee recoverable under this bond or any renewal or continuation thereof.


SIGNED AND SEALED THIS____DAY OF______________________________,19__.

Surety:        SAFECO Insurance Company of America


               By:
                  ------------------------------------
                        (Attorney-in-fact)

Principal:     Gen-Probe Incorporated


               By:
                  ------------------------------------
                  Henry L. Nordhoff, CEO and President

Obligee:       KMC Systems, Inc.


               By:
                  ------------------------------------
                  Patrick W. McNallen, President

                                   EXHIBIT 9

                   PARTS SUBJECT TO EARLY PAYMENT PROVISIONS


[2 Pages of Pricing Information Deleted Pursuant to Confidential Treatment Request]


                                      E-9